_______________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                     __________

                                   SCHEDULE 14A
                          Proxy Statement Pursuant to Section 14(a)
                            of the Securities Exchange Act of 1934
                                     __________


        Filed by the Registrant [ X ]
        Filed by a Party other than the Registrant [    ]
        Check the appropriate box:
             [    ] Preliminary Proxy Statement
             [ X  ] Definitive Proxy Statement
             [    ] Definitive Additional Materials
             [    ] Soliciting Material Pursuant to Rule 14a-11(c) or
                    Rule 14a-12
             [    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                                 HOLOMETRIX, INC.
                         (Name of Registrant as Specified In Its Charter)


        Payment of Filing Fee (Check Appropriate Box)
             [ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                   14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
             [   ] $500 per each party to the controversy pursuant to Exchange
                   Act Rule 14a-(6)(i)(3)
             [   ] Fee computed on table below per Exchange Act
                   Rules 14a-6(i)(4) and 0-11.
                       1) Title of each class of securities to which transaction applies:
                       2) Aggregate number of securities to which transaction applies:
                       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
                            Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                       4)   Proposed maximum aggregate value of transaction:
                       5)   Total fee paid:
             [   ] Fee paid previously with preliminary materials.
             [   ] Check box if any part of the fee is offset as provided by
                   Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                       1)   Amount Previously Paid:
                       2)   Form, Schedule or Registration Statement No.:
                       3)   Filing Party:
                       4)   Date Filed:

        _______________________________________________________________________





                                 HOLOMETRIX, INC.
                     25 WIGGINS AVENUE, BEDFORD, MA 01730-2323

                                       PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLOMETRIX, INC.


        The undersigned stockholder of Holometrix, Inc. (the "Company") hereby appoints John E. Wolfe and Harold H. Leach, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the stockholders of the Company to be held at the offices of the Company, 25 Wiggins
        Avenue, Bedford, Massachusetts on Thursday, March 14, 1996, and at any adjournment or postponement of such meeting, for the following purposes and with discretionary authority as to any other matter that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.
        If no direction is given, this proxy will be voted FOR proposals 1 and 2.

             Proposal (1):  Fix the number of Directors at five.

                                 FOR ___   AGAINST ___       ABSTAIN ___

             Elect Directors
             ___ Grant AUTHORITY to vote for all   ___ WITHHOLD AUTHORITY
                 nominees (except as otherwise         to vote for all nominees
                 specified below).

             Director Nominees:  Joseph J. Caruso, Joaquim S. S. Ribeiro,
                                 Edward J. Stewart, III, John E. Wolfe and
                                 Salvatore Vinciguerra

             (INSTRUCTIONS: To withhold authority to vote for any nominees print the name of such nominees on the space provided below).

              ------------------------------------------------------


             Proposal (2):  Approval of the selection of BDO Seidman as independent auditors.

                                 FOR ___   AGAINST ___       ABSTAIN ___



                                 Date:___________________________________, 1996

                                      _________________________________________

                                      _________________________________________
                                           (Signature of Stockholder)

                                      Please sign exactly as your name
                                      appears.  If acting as attorney,
                                      executor, trustee or in other
                                      representative capacity, sign name
                                      and title.





                                   HOLOMETRIX, INC.
                         25 Wiggins Avenue, Bedford, MA  01730-2323


                                                            February 16, 1996


        Dear Stockholder:

              On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Stockholders on Thursday, March
        14, 1996. Information concerning the formal matters to be acted on at the meeting is contained in the accompanying Notice of Meeting and Proxy Statement. We are also enclosing the 1995 Annual Report along with this Proxy Statement which describes our instrumentation and testing services businesses. At the meeting, we plan to discuss the results of our operations during fiscal year 1995 and our expectations for the Company in fiscal year 1996. We will also answer any questions you may have.

              We look forward to greeting personally as many of our shareholders as will be able to attend the meeting. Whether or not you expect to attend the meeting, please take a moment now to complete, sign and date the enclosed proxy and return it in the postage-paid envelope we have provided. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy, provided you give written notice of the revocation of your proxy to the Corporate Secretary.

                                            Sincerely yours,



                                           /s/ John E. Wolfe
                                           John E. Wolfe
                                           President and Chief Executive Officer




                                       HOLOMETRIX, INC.
                           25 Wiggins Avenue, Bedford, Massachusetts  01730-2323

                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 To Be Held On March 14, 1996


              Notice is hereby given that the Annual Meeting of Stockholders of Holometrix, Inc. (the "Company") will be held on Thursday, March 14, 1996, at 11:30 a.m., at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon the following matters:

              1. To fix the number of directors at five and to elect five directors to hold office for the ensuing year.

              2. To approve the selection by the Board of Directors of BDO Seidman as the Company's independent auditors for the fiscal year ending September 30, 1996.

              3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

              Stockholders of record of the Company as of the close of business on February 1, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

              All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors


                                            /s/ Harold H. Leach
                                            Harold H. Leach, Secretary

        Bedford, Massachusetts
        February 16, 1996

           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVE-LOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.




                                       HOLOMETRIX, INC.
                         25 Wiggins Avenue, Bedford, Massachusetts  01730-2323

                                       PROXY STATEMENT
                                            for
                       Annual Meeting of Stockholders to be held March 14, 1996

              The Annual Meeting of Stockholders of Holometrix, Inc., a Delaware corporation (the "Company"), will be held Thursday, March 14, 1996, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 16, 1996. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.

              At the Annual Meeting action is to be taken on (a) the election of a Board of Directors; (b) the ratification of the selection of independent accountants, and (c) transaction of such other business as may properly come before the meeting.

              All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for the ratification of the selection of independent accountants.

              The Company will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


                                       VOTING RIGHTS

              The Board of Directors has fixed February 1, 1996 as the record date for determination of stockholders entitled to vote at the Annual Meeting. At the close of business on February 1, 1996 there were outstanding and entitled to vote 16,296,878 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting, however, an abstention from voting or a broker non-vote has no effect on the election of directors.





                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

              The following table sets forth, as of December 15, 1995, to the knowledge of the Company, the ownership of the Company's 16,296,878 outstanding shares of Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors, and (iii) all Directors and officers as a group. Except as otherwise indicated, to the knowledge of the Company, the stockholders listed below have sole voting and investment power with respect to the shares indicated.

        Name and Address                  Number of Shares          Percentage
        of Beneficial Owner               Beneficially Owned        of Class(1)
        --------------------              ------------------        -----------
        Tytronics Incorporated(2)                  8,960,244        54.9%
        25 Wiggins Avenue
        Bedford, MA  01730-2323

        Bantam Group, Inc.(3)                      1,435,000        8.8%
        50 Bay Colony Drive
        Westwood, MA  02090

        John E. Wolfe                                200,000(4)     1.2%

        Joaquim S.S. Ribeiro                         150,000(4)      *

        Salvatore J. Vinciguerra                     150,000(4)      *

        All Officers and Directors as a           10,895,244        66.9%
        group (4 persons)

        *  Less than 1%

        (1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of this statement pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

        (2) Joseph J. Caruso, Edward J. Stewart and John E. Wolfe, directors of the Company, are also directors of Tytronics Incorporated.

        (3) Joseph J. Caruso, a director of the Company, is also president of Bantam Group, Inc., and has sole voting and investment power with respect to the 1,435,000 shares of Common Stock owned by Bantam Group, Inc.

        (4)  Issuable upon the excercise of currently outstanding stock options.

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. All requirements for officers and directors of the Company to file
        Section 16(a) reports have been met for the fiscal year ended September 30, 1995. The information set forth above is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons.


                                     ELECTION OF DIRECTORS

              The persons named in the proxy will vote, as permitted by the By-laws of the Company, to fix the number of directors at five and to elect as directors the five nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy may not be voted for more than five directors. All of the nominees are presently directors of the Company.

              Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

              The following table sets forth the name of each nominee and the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation and business experience for the last five years, the names of other companies in which he serves as a director and the number of shares of Common
        Stock of the Company which he reported were beneficially owned by him as of December 15, 1995:

                                                Common Stock
                                                Beneficially      Percentage of
    Name, Age, Principal Occupation, Business   Owned Directly    Common Stock
    Experience and Directorships                or Indirectly     Outstanding
    -----------------------------------------   --------------    -------------
    Joseph J. Caruso, age 52                    1,435,000(1)          8.5%

       Mr. Caruso has been a Director of the Company since November of 1994 and was Acting President of the Company from June of 1993 until February of 1995.
       Mr. Caruso is also President of Bantam Group, Inc., a business advisory organization founded in 1986.
       Mr. Caruso has twenty years of general management, marketing, and financial experience in several high technology companies, including marketing, manufacturing and financial roles at Teradyne, Inc., a manufacturer of automatic test systems, corporate planning at Autex, Inc., a provider of block trading information for brokers and institutions, and President and CEO of Cyborg Corporation, a supplier of laboratory and factory automation systems. Mr. Caruso is presently a member of the board of directors of Corion Corporation, a manufacturer of optics components, Haymarket Bank, Tytronics Incorporated, a manufacturer of process monitoring instrumentation and Boston Restaurant Associates, owner and operator of Italian restaurants and pizzerias. Mr. Caruso holds a B.S. in Electrical Engineering from Northeastern University and a Master of Business Administration degree from The Harvard Business School.

    Joaquim S. S. Ribeiro, age 59                 150,000(2)          *

       Mr. Ribeiro has been a Director of the Company since November of 1994. Mr. Ribeiro is a self-employed management consultant, and is a director of Central Massachusetts Health Care, Inc. ("CMHC"), and the
       Bank of Boston - Worcester, Massachusetts regional board. From 1992 to 1993, he served as vice-chairman of Multibank Financial Corp., a public bank holding company now part of Bank of Boston, and as interim president of CMHC. From 1989 to 1992, he served as general manager of the law firm of Bowditch and Dewey, and previously was vice president and treasurer of the Worcester Polytechnic Institute. Mr. Ribeiro holds a B.S. in Aeromechanics from Worcester Polytechnic Institute and a Master of Business Administration in Economics and Finance from Clark University.

    Edward J. Stewart, III, age 49                --                  --

       Mr. Stewart has served as a Director of the Company
       since January of 1988.  Since 1994, Mr. Stewart
       has served as general partner of Kestrel Venture
       Management, a venture capital firm, and from 1983
       to 1994 Mr. Stewart served as the President
       of Corning Capital Corporation, a venture
       capital firm.  Mr. Stewart also serves on the
       board of directors of approximately 10 other
       companies.  Mr. Stewart holds a Master of
       Business Administration degree from The Harvard
       Business School and an Administrative Studies
       degree from Yale University.
                                                Common Stock
                                                Beneficially      Percentage of
    Name, Age, Principal Occupation, Business   Owned Directly    Common Stock
    Experience and Directorships                or Indirectly     Outstanding
    -----------------------------------------   --------------    -------------
    Salvatore J. Vinciguerra, age 57            150,000(3)            *

       Mr. Vinciguerra has been a Director of the Company since February of 1995. He has been President and Chief Operating Officer of Ferrofluidics Corporation since January of 1995. From 1991 until 1994, Mr. Vinciguerra served as President and Chief Executive Officer of Staveley, Inc., the U.S. operating arm of Staveley Industries, plc. From 1985 until 1989, he served as President and Chief Operating Officer of Instron Corporation, which he initially had joined in 1969.
       Mr. Vinciguerra is also a member of the board of directors of Lytron Corporation, the Japan Society of Boston and Children's Museum of Boston. Mr. Vinciguerra holds a B.S. in Engineering from Princeton University and a Master of Business Administration degree from The Harvard Business School.

    John E. Wolfe, age 57                       200,000(3)            1.2%

       Mr. Wolfe joined the Company as a Director in November of 1994 and was elected President and Treasurer of the Company in February of 1995. Since 1987, Mr. Wolfe has also been President, Chief Executive Officer and a director of Tytronics Incorporated, a manufacturer and marketer of on-line chemical analyzers for the process and environmental markets. Previously, Mr. Wolfe was employed by EG&G'S Fluid Components Technology Group, serving as Senior Vice President, Western Hemisphere Operations, and Vice President and General Manager, Engineered Products Division. Mr. Wolfe is also a Director of Colorado MEDTech, in Boulder, Colorado, a publicly held medical products company. He is also Chairman of the Board of Trustees of Bryant College in Smithfield, Rhode Island, and a member of the Executive Committee of the M.I.T. Enterprise Forum. Mr. Wolfe holds a B.S. in Electrical Engineering from Worcester Polytechnic Institute and an S.M., as a Sloan Fellow, from the Massachusetts Institute of Technology and he has completed the Advanced Management Program at the Harvard Business School.

       * Less than 1%

       (1) Mr. Caruso is the president of Bantam Group, Inc. and may therefore be deemed to share beneficial ownership of the 1,435,000 shares owned by Bantam Group, Inc.

       (2)  Issuable upon the exercise of currently outstanding stock options.

       (3)  Issuable upon the exercise of currently outstanding stock options.


        Information as to Other Executive Officers

              Executive officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. Currently there are no executive officers of the Company other than those who will serve as directors.

        Board Meetings and Committees of the Board

              The Board of Directors met five times during fiscal 1995. No director attended fewer than 75% of the total number of meetings of the Board and Committees on which such director served.

        Audit Committee

              Messrs. Ribeiro and Vinciguerra constitute the membership of the Board's Audit Committee, which was established in fiscal 1995. The Audit Committee met one time during fiscal year 1995.
        The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants which is to be engaged to audit the books of account and other corporate records of the Company, (2) reviews with the independent accountants the scope of their audit with particular emphasis on the areas to which either the Committee or the independent accountants believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal control and accounting practices of the Company.

        Compensation Committee

              Messrs. Caruso and Stewart constitute the membership of the Board's Compensation Committee, which was established in fiscal 1995. The Compensation Committee met one time during fiscal year 1995. The Compensation Committee reviews and recommends changes in the salaries of officers and employees, and advises upon the compensation and stock option plans in which the directors, officers and employees of the Company are eligible to participate.

        Board of Directors Compensation

              During fiscal 1995, the Company did not pay directors for their Board or Committee services. However, the Company pays non-employee directors the sum of $1,000 per year in lieu of expense reimbursement associated with attending directors' meetings. In addition, non-employee directors have, in the past, been granted options to purchase shares of the Company's Common Stock. During fiscal year ended September 30, 1995, each of Joaquim S.S. Ribeiro and Salvatore J. Vinciguerra were granted options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $.03 per share. Such options vest over a period of four years and are exercisable for five years from the date of grant.

        Executive Compensation

              The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 1995, September 30, 1994 and September 30, 1993, of those persons who were (i) the Company's chief executive officer during the fiscal year ended September 30, 1995 and (ii) other executive officers of the Company, as of September 30, 1995, who received total cash and bonus compensation in excess of $100,000 (the "Named Officers") during fiscal 1995.


    Name and                                     Other         Restricted
    Principal                                    Compen-       Stock
    Position          Year   Salary($) Bonus($) sation($)1    Award($)
    ---------         ----   --------- -------- ----------   ----------

    John E. Wolfe      1995   33,333    0        0             n/a
    President, CEO
    and Treasurer

    Joseph J. Caruso   1995   0         0        36,000        n/a
    Acting President
    and CEO

    Joseph J. Caruso   1994   0         0        60,000        n/a
    Acting President
    and CEO

    Joseph J. Caruso   1993   0         40,000   20,000        n/a
    Acting President
    and CEO

    _____________
    1Includes consulting fees paid and accrued to Bantam Group, Inc. Mr. Caruso is President of Bantam Group, Inc.

                        Securities
    Name and            Underlying     All Other
    Principal           Options/       Compen-
    Position            SARs(#)2       sation ($)
    ----------          -----------    ----------

    John E. Wolfe       200,000        n/a
    President, CEO
    and Treasurer

    Joseph J. Caruso    n/a            n/a
    Acting President
    and CEO

    Joseph J. Caruso    n/a            n/a
    Acting President
    and CEO

    Joseph J. Caruso    n/a            n/a
    Acting President
    and CEO

    -----
    2 Represents the grant of an option to purchase 200,000 shares of the Company's common stock which vests over a period of four years.


              The following table sets forth information concerning options granted during the fiscal year ended September 30, 1995 under the Company's 1987 and 1991 Plans to the executives named in the Summary Compensation Table above. The Company did not grant any stock options during fiscal year 1994 or appreciation rights during fiscal year 1994.

                             Options Grants in Last Fiscal Year
                                    Individual Grants

                                      Percentage of Total
                  Shares Subject to   Options Granted to    Exercise  Expiration
    Name          Options Granted     Employees in FY 1995   Price       Date
    ----          -----------------   --------------------  --------  ----------

    John E. Wolfe    200,0001                 100%           $0.03     April 20,
                                                                          2000

    Joseph J. Caruso     0                     n/a             n/a        n/a

   _____________
   1 Option grant vests over four years with 1/5 of the shares subject to the grant vested upon grant and 1/5 vested annually thereafter.


      The following table sets forth information concerning option exercises during fiscal 1995 and the value of unexercised options as of September 30, 1995. No options were exercised during fiscal year 1995 by any of the Company's executive officers named in the compensation table.

                    Aggregated Option Exercises in Last Fiscal Year and
                              Fiscal Year-End Option Values

                                                   # Unexercised Options
                   # Shares                          at Sept. 30, 1995
                  Acquired on                          (Exercisable/
  Name              Exercise    $ Value Realized        Unexercisable)
  ----            -----------   ----------------   ---------------------

  John E. Wolfe        0            $0                  200,000/200,000

  Joseph J. Caruso     0            $0                         0
  ___________
                                  $Value of Unexercised
                                  Options at Sept. 30, 1995
                                      (Exercisable/
  Name                                 Unexercisable)1
  ----                            --------------------------

  John E. Wolfe                             $0

  Joseph J. Caruso                          $0
  ------------
       1 Value is based on the difference between option exercise price and the fair market value at fiscal 1995 year end, multiplied by the number of shares underlying the option.


                            INTEREST OF MANAGEMENT AND OTHERS IN
                           CERTAIN TRANSACTIONS AND RELATIONSHIPS

       In July 1992, the Company entered into a Stock Purchase and Settlement Agreement (the "Agreement") with Corning Partners III, L.P. and Norman Priebatsch, two former 5% stockholders of the Company, pursuant to which Corning Partners III, L.P. purchased 1,000,000 shares of Series B Preferred Stock from Mr. Priebatsch at a purchase price of $.15 per share for an aggregate consideration of $150,000 and the Company purchased Mr. Priebatsch's remaining 250,000 shares of Series B Preferred Stock in exchange for a Term Unsecured Promissory Note due August 31, 1994 in the principal amount of $50,000 (the "Note"). Principal and interest on the Note were payable in twenty-five, equal, monthly installments beginning August 15, 1992. In consideration for the Note, Mr. Priebatsch also agreed to release any and all claims he might have had against the Company relating to his purchase of the Series B Preferred Stock in April, 1991 and to the termination of his prior employment relationship with the Company. Pursuant to the Agreement, the option granted to Mr. Priebatsch under the Company's 1991 Stock Plan to purchase 600,000 shares of Common Stock of the Company was also canceled. Edward J. Stewart, III, a director of the Company, was the president and a director of Corning Capital Corporation, the management company serving Corning Partners III, L.P., and managing general partner of the sole general partner of Corning Partners III, L.P. In October, 1993, an agreement between Mr. Priebatsch and the Company was negotiated to allow the Company to pay the remaining $24,300 outstanding debt at a reduced monthly rate with interest at prime plus 4%. On September 26, 1994, the remaining balance of the debt to Mr. Priebatsch was paid in full.

       The Company and Bantam Group, Inc. ("Bantam") are parties to a consulting agreement effective June 6, 1993, which continues month-to-month unless terminated by either party on thirty days' notice. Pursuant to this Agreement, Bantam was paid $5,000 per month through January 1995 and $2,000 per month thereafter. Bantam was also paid a one-time bonus of $40,000 in 1993 based on the Company's level of profitability and cash flow. In addition, the agreement calls for the issuance of 800,000 shares of the Company's Common Stock plus the reimbursement of any tax liability arising from the issuance of the stock. The 800,000 shares were issued to Bantam in December 1993. Mr. Caruso, a director of the Company, is president of Bantam.

       On September 30, 1994 in anticipation of the agreement with Tytronics Incorporated ("Tytronics") described below, the Board of Directors voted to purchase 1,141,113 shares of the Company's Common Stock from Dhananjay G. Wadekar, a former director and 5% stockholder of the Company, for an aggregate consideration of $3,500, and to purchase 795,166 shares of Common Stock from Douglas B. Flint, a former director and 5% stockholder of the Company, for an aggregate consideration of $2,500. On November 4, 1994, Mr. Wadekar and Mr. Flint resigned from the Company's Board of Directors.

       Pursuant to a Conversion of Debt and Contribution to Capital Agreement dated November 10, 1994 between the Company and Corning Partners, III, L.P., Corning Partners III, L.P. converted $315,000 of existing promissory notes, plus $59,205 of accrued interest on all such outstanding notes, into 1,663,140 shares of the Company's Common Stock. Also on November 10, 1994, the Company entered into an Accrued Interest Conversion Agreement with Mr. Henry, pursuant to which Mr. Henry converted interest on $50,000 of the 10% subordinated notes then held by Mr. Henry, totaling $8,292, into 36,860 shares of the Company's Common Stock.

       Pursuant to a Purchase Agreement dated November 29, 1994 (the "Purchase Agreement"), Tytronics acquired all of the Common Stock of the Company owned by Corning Partners II, L.P., Corning Partners III, L.P., Bayard Henry, and Edward J. Stewart, III, consisting of an aggregate 8,960,244 shares of the Company's Common Stock at the time representing 53% of the shares of the Company's outstanding voting securities. In connection with the Purchase Agreement, Tytronics also acquired $220,000 of the 10% Demand Subordinated Notes of the Company then held by Corning Partners III, L.P. and Mr. Henry. In addition, pursuant to a Loan Agreement dated November 29, 1994 (the "Loan Agreement"), the Company paid $55,000 to Tytronics which was used to retire a portion of the $220,000 10% Demand Subordinated Notes acquired from previous holders, and the $165,000 balance of these notes was converted into a 3-year note, with annual principal payments of $55,000, plus interest at 10% per annum, due October 31 of each year. Pursuant to the Loan Agreement, Tytronics also provided the Company with a $150,000 demand loan, the proceeds of which were used to pay the remaining indebtedness owned Corning Partners II, L.P., Corning Partners III, L.P., and Mr. Henry.

       As a result of the transaction described above, all previously outstanding shares of the Company's Series A and B Preferred Stock were converted into Common Stock, and all of the Company's indebtedness to the Corning partnerships and Mr. Henry were either converted to Common Stock, paid in full, or purchased by Tytronics. As of September 30, 1995, the Company had outstanding notes payable to Tytronics totalling $165,000, of which $55,000 is a current liability and $110,000 is a long-term liability on the Company's balance sheet at September 30, 1995. Immediately prior to the effectiveness of the Purchase Agreement with Tytronics, the Corning partnerships and Messrs. Stewart and Henry effectively held 8,960,244 shares of the Company's Common Stock, or 53% of the Company's then outstanding voting securities, which were exchanged for 30,000 shares of Tytronics common stock, $.01 par value. In connection with the transaction described above, Joseph J. Caruso, Joaquim S.S. Ribeiro, and John E. Wolfe were elected as directors of the Company.

       The Company and Tytronics, the owner of approximately 54.9% of the Company's outstanding Common Stock, share operating facilities at 25 Wiggins Avenue, Bedford, Massachusetts. The Company and Tytronics allocate rental expense associated with the facility based on the square footage occupied by each company. This arrangement currently results in the payment by Tytronics to the Company of approximately $3,000 per month for the occupancy by Tytronics of a portion of the Company's leased facilities. The Company and Tytronics also share other operating and administrative costs based on estimated usage. During the fiscal year ended September 30, 1995, this informal agreement resulted in the payment of approximately $68,000 by the Company to Tytronics for such operating and administrative costs.

       During the fiscal year ended September 30, 1995, the Company and Tytronics were also parties to various informal working capital agreements pursuant to which Tytronics provided working capital financing to the Company on a short-term basis. Such working capital advances are limited by the Company's Silicon Valley Bank agreement to $25,000 at any one time. These advances are payable on demand with 10% interest due from Tytronics under these arrangements. No amount was due to Tytronics by the Company under these arrangements as of fiscal year end, September 30, 1995.

                           APPROVAL OF AUDITORS

       The Board of Directors has selected the firm of BDO Seidman, independent public accountants, as auditors of the Company for the fiscal year ending September 30, 1996 and is submitting the selection to stockholders for approval. Representatives of BDO Seidman are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

       On September 27, 1994, the Company terminated its client-auditor relationship with Deloitte & Touche LLP. The principal reason for terminating the relationship was that the relatively small size of the Company had made it increasingly difficult for Deloitte & Touche LLP to serve as auditor on a cost-effective basis. The decision to change accountants from Deloitte & Touche LLP to BDO Seidman was approved by the Board of Directors. The Deloitte & Touche LLP reports on the financial statements of the Company for the years ended September 30, 1993 and 1992 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. Their reports did, however, include an explanatory paragraph referring to an uncertainty as to the Company's ability to continue as a going concern, as a result of its recurring operating losses, net stockholders' deficiency, and inability to meet its loan agreement covenants and financing needs.

       During the fiscal year ended September 30, 1993, and through September 27, 1994, the date the relationship ceased, there were no "disagreements between the Company and Deloitte & Touche LLP" or "reportable events" as defined in Item 304 of Regulation S-K. During the audit of the year ended September 30, 1992, Deloitte & Touche LLP advised the Board of Directors that an environment existed within the Company whereby former senior management overrode internal control systems in place, resulting in revenues and earnings being recognized in incorrect periods (interim quarters and year-end) and representing a "reportable event." The Board conducted an investigation, agreed with Deloitte & Touche LLP, corrected the errors, and took corrective action with senior management. The Company has authorized Deloitte & Touche LLP to respond fully to the inquiries of any successor accountant with respect to the matters described above.

                               OTHER MATTERS

       The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

       Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than September 19, 1996 for inclusion in the proxy statement for that meeting.


















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